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                                                                     Exhibit 2.7

                           GOLDEN STAR RESOURCES LTD.
                       10901 West Toller Drive, Suite 300
                         Littleton, Colorado 80127-6312
                                     U.S.A.

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
ALBERTA SECURITIES COMMISSION                  BRITISH COLUMBIA SECURITIES COMMISSION
410, 300 - 5th Avenue S.W.                     701 West Georgia Street
Calgary, Alberta T2P 3C4                       Vancouver, British Columbia V7Y 1L2

ATTENTION:  MARKET SURVEILLANCE                ATTENTION:  CONTINUOUS DISCLOSURE DEPARTMENT
SECURITIES DIVISION OF THE SASKATCHEWAN        MANITOBA SECURITIES COMMISSION
FINANCIAL SERVICES COMMISSION                  1130, 405 Broadway Avenue
800 - 1920 Broad Street                        Winnipeg, Manitoba R3C 3L6
Regina, Saskatchewan S4P 3V7
                                               ATTENTION:  CONTINUOUS DISCLOSURE
ATTENTION:   MARKET SURVEILLANCE
ONTARIO SECURITIES COMMISSION                  QUEBEC SECURITIES COMMISSION
Suite 800, Box 55                              800 Victoria Square
20 Queen Street                                P.O. Box 246, 22nd Floor
Toronto, Ontario M5H 3S8                       Montreal, Quebec H4Z 1G3

ATTENTION:  DISCLOSURE SECTION                 ATTENTION:  CONTINUOUS DISCLOSURE
DEPARTMENT OF JUSTICE, SECURITIES BRANCH       REGISTRAR OF SECURITIES
Suite 606, Harbour Building                    4th Floor, Shaw Building
133 Prince William Street                      95 Rochford Street
P.O. Box 5001                                  P.O. Box 2000
Saint John, New Brunswick E2L 4Y9              Charlottetown, Prince Edward Island C1A 7N8

ATTENTION:  CONTINUOUS DISCLOSURE              ATTENTION:  CONTINUOUS DISCLOSURE
NOVA SCOTIA SECURITIES COMMISSION              DEPARTMENT OF GOVERNMENT SERVICES AND LANDS
2nd Floor, Joseph Howe Building                2nd Floor, Confederation Building West
1690 Hollis Street                             75 O'Leary Avenue
Halifax, Nova Scotia B3J 1V7                   St. John's, Newfoundland A1B 4J6

ATTENTION:  CONTINUOUS DISCLOSURE DEPARTMENT   ATTENTION:  CONTINUOUS DISCLOSURE
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Dear Sirs:

RE:   GOLDEN STAR RESOURCES LTD.

      MATERIAL CHANGE REPORT UNDER SECTION 146 OF THE SECURITIES ACT (ALBERTA),
      SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA), SECTION 84(1) OF THE SECURITIES ACT, 1988 (SASKATCHEWAN), SECTION 75(2) OF THE SECURITIES ACT (ONTARIO), SECTION 73 OF THE SECURITIES ACT (QUEBEC), SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA), SECTION 76 OF THE SECURITIES ACT (NEWFOUNDLAND) AND SIMILAR PROVISIONS IN OTHER PROVINCES

This letter is intended as a statement setting forth certain matters that may be a material change in the affairs of Golden Star Resources Ltd. (the "Corporation" or "Golden Star"). For convenience, this letter is



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itemized in the same manner as Form 27 of the Securities Act (Alberta), and equivalent forms of the Securities Act (British Columbia), The Securities Act, 1988 (Saskatchewan), The Securities Act (Manitoba), Securities Act (Ontario), Securities Act (Nova Scotia) and Securities Act (Newfoundland).

Concurrent with this filing, this letter is being filed with the Toronto Stock Exchange and the American Stock Exchange.

ALL AMOUNTS ARE IN UNITED STATES DOLLARS UNLESS OTHERWISE STATED.

Item 1 - Reporting Issuer

Golden Star Resources Ltd.
10901 West Toller Drive, Suite 300
Littleton, Colorado 80127-6312 U.S.A.

Item 2 - Date of Material Change

The material change occurred on May 21, 2004.

Item 3 - Publication of Material Change

Press Release was issued by Business Wire of Denver, Colorado, on May 26, 2004 and released across Canada, the United States and France.

Item 4 - Summary of Material Change

On May 26, 2004 the Corporation and Guyanor Ressources S.A. ("Guyanor") announced that on May 21, 2004 the Board of Directors of Guyanor approved in principle a restructuring of Guyanor.

Item 5 - Full Description of Material Change

On May 26, 2004 the Corporation and Guyanor announced that on May 21, 2004 the Board of Directors of Guyanor approved in principle a restructuring of Guyanor.

The proposed restructuring involves:

      - The acquisition by Golden Star of (i) the Bon Espoir property in French Guiana in place of Guyanor and (ii) a joint venture interest in Guyanor's Paul-Isnard property, also located in French Guiana.

      - A restructuring of the existing loan agreement between Guyanor and Golden Star. The indebtedness will be forgiven, to be repaid upon Guyanor's return to a sound financial condition and limited to the amounts received by Guyanor from the Paul-Isnard property, to a maximum of US$16 million. Golden Star's security for the loan agreement will be similarly limited to that property.

      - The provision of continuing financial support to Guyanor by Golden Star until conclusion of the restructuring, including the raising of additional capital for Guyanor.

      - The sale or joint venture by Guyanor and Golden Star of their respective interests in the Yaou and Dorlin properties in French Guiana.


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      -     An expansion of Guyanor's existing mineral exploration business to include the acquisition of interests in producing mineral properties, which will focus on the acquisition of royalty and other similar interests.

      - The pursuit of shareholder approval at the annual general meeting of Guyanor to be held on June 30, 2004, for delegation of authority to the Board of Directors of Guyanor to undertake a rights offering or other capital increase by Guyanor to fund the acquisition of these new property interests, to a maximum amount of E50 million by issuance of shares, and/or warrants and/or shares and warrants.

      - The pursuit of shareholder approval at the annual general meeting of Guyanor to merge all of Guyanor's Class A common shares and Class B common shares into one class of common shares, with identical rights. Application will be made to the Toronto Stock Exchange and the Nouveau Marche for listing of all of the common shares of Guyanor, conditional upon shareholder approval.

The transactions contemplated are subject to:

      -     regulatory approvals,

      -     as required, the approval of Guyanor's shareholders, and

      -     completion of definitive agreements.

The Board of Directors of Guyanor also announced today that Mr. Michel Juilland has resigned as a director of Guyanor and that Mr. James Dunnett has been appointed to fill the vacancy. Mr. Juilland continues as Guyanor's General Manager.

In addition, the Board of Guyanor will propose at the annual general meeting on June 30, 2004 that David Birkenshaw be elected as an additional director. Messrs. Birkenshaw and Dunnett have worked closely with Guyanor and Golden Star to negotiate the proposed restructuring and the raising of additional capital. As part of its agreement to support their efforts, Golden Star has agreed to sell to Messrs. Dunnett and Birkenshaw an aggregate of 9,000,000 Class B common shares of Guyanor (4,500,000 Class B common shares each), for a token consideration.

Item 6 - Reliance on Section 146(2) Securities Act (Alberta), Section 85(2) Securities Act (British Columbia), Section 75(3) Securities Act (Ontario),
Section 84(2) of the Securities Act 1988 (Saskatchewan), and Section 81(3) Securities Act (Nova Scotia) and Similar Provisions in the Other Provinces

Not applicable

Item 7- Omitted Information

Not applicable


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Item 8 - Senior Officer

The names of Senior Officers of the Corporation who are knowledgeable about the material change and who can be contacted by the Commission are:

GOLDEN STAR RESOURCES LTD.   +1800 553 8436
Peter J.L. Bradford          President and CEO                    +1303 894 4613
Allan J. Marter              Senior Vice President and CFO        +1303 894 4631

Item 9 - Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

DATED this 27th day of May, 2004.

Yours truly,


GOLDEN STAR RESOURCES LTD.



PER:   "ALLAN J. MARTER"
       ----------------------------------------------
       ALLAN J. MARTER
       SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER
       AND SECRETARY

CC:    TORONTO STOCK EXCHANGE
       THE AMERICAN STOCK EXCHANGE


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